UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2009 (February 17, 2009)

JER Investors Trust Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-32564	75-3152779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1650 Tysons Boulevard, Suite 1600, McLean, VA	22102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (703) 714-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 17, 2009, JER Investors Trust Inc. (the “Company”) received written notice from the New York Stock Exchange (the “NYSE”) that the Company was not in compliance with the continued listing standards applicable to the Company requiring a listed common stock to maintain a minimum average closing price of $1.00 per share over a consecutive 30 trading day period. The NYSE requires the Company to notify it within ten business days of its intent to cure the Company’s non-compliance, or else its common stock would be subject to suspension or delisting. On February 23, 2009 the Company notified the NYSE that it intended to cure the price deficiency by effecting a 1-for-10 reverse stock split, which was announced on February 13, 2009 and became effective on February 20, 2009. A Current Report on Form 8-K related to the reverse stock split was filed by the Company on February 20, 2009 and is incorporated by reference herein in its entirety.

As required under NYSE rules, on February 23, 2009 the Company issued a press release regarding the foregoing, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release, dated February 23, 2009, issued by JER Investors Trust Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JER Investors Trust Inc.

(Registrant)

Date: February 23, 2009	By:	/s/ J. Michael McGillis
	Name:	J. Michael McGillis
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated February 23, 2009, issued by JER Investors Trust Inc.